SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 20, 1998

                           GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

         Delaware                      0-17581                  22-2358635
(State of other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)

102 Chestnut Ridge Road, Montvale, New Jersey                     07645
(Address of principal executive offices)                        (Zip Code)

        Registrant s telephone number, including area code 201-930-9305

                                       N/A
         (Former name or former address, if changed since last report)

Item 5. Other Events

      The Nasdaq Stock Market, Inc. ("Nasdaq") has advised the Company that it is reviewing the Company's eligibility for continued listing on Nasdaq National Market, because the Company does not currently meet certain of the requirements for continued listing of its Common Stock on The Nasdaq National Market. As part of Nasdaq's review process, the Company submitted to Nasdaq a response demonstrating the Company's plans to achieve compliance with the listing maintenance standards. There can be no assurance that the Company's plans will be acceptable to Nasdaq or that the Company will continue to be listed on The Nasdaq National Market. The inability to maintain the listing could adversely affect the liquidity of the Common Stock. Although the Common Stock continues to be listed on the Pacific Stock Exchange, in the event the Company does not maintain the listing of the Common Stock on the Nasdaq National Market, it will seek approval for listing on the Nasdaq Small Cap Market or another national securities exchange or market. However, there can be no assurance that the Common Stock will be listed on any such other exchanges.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GEOTEK COMMUNICATIONS, INC.



Date: April 8, 1998                      By: /s/ Robert Vecsler
                                            ------------------------------------
                                            Name:  Robert Vecsler
                                            Title  Secretary and General Counsel